VOTING AGREEMENT AND IRREVOCABLE PROXY COUPLED WITH INTEREST

This VOTING AGREEMENT AND IRREVOCABLE PROXY COUPLED WITH INTEREST (this “Agreement”), dated June 7, 2012, is entered into by and among Searchlight Minerals Corp., a Nevada corporation (the “Company”), and the undersigned stockholders (each, a “Stockholder” and collectively, the “Stockholders”) of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Rights Agreement (as defined below).

RECITALS

WHEREAS, pursuant to Section 1(a) of that certain Rights Agreement (the “Rights Agreement”), dated August 24, 2009, by and among the Company and Empire Stock Transfer Inc., a Nevada corporation, as Rights Agent, an “Acquiring Person” is defined as any Person who or which, together with all Affiliates and Associates of such Person, without prior written approval of the Board of Directors of the Company, is the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding;

WHEREAS, each Stockholder is the Beneficial Owner of the number of shares (the “Shares”) of Common Stock of the Company (including a listing of the direct ownership of Shares and warrants to purchase Shares) set forth opposite the Stockholder’s name on Schedule A hereto and is either an Affiliate or Associate of every other Stockholder, and the Stockholders have jointly filed a Schedule 13G/A (Amendment No. 3), dated February 14, 2012 (the “Schedule 13G”), with the Securities and Exchange Commission;

WHEREAS, the Company and certain of the Stockholders are entering into a Securities Purchase Agreement, of even date herewith (the “Purchase Agreement”), pursuant to which such Stockholders are purchasing an aggregate of 4,500,000 shares (the “Purchased Shares”) of Common Stock of the Company;

WHEREAS, the Board of Directors of the Company has agreed to allow the Stockholders and any of their Affiliates or Associates, whether or not such Affiliates or Associates are currently in existence (any such Affiliate or Associate, a “Stockholder Affiliate”), to become, collectively and in the aggregate, the Beneficial Owners of up to 17.5% of the shares of Common Stock of the Company, without being deemed to be an “Acquiring Person” under the Rights Agreement (the “Rights Agreement Waiver”);

WHEREAS, as a material inducement to the Board of Directors of the Company to grant the Rights Agreement Waiver, and subject to the terms and conditions of this Agreement, the Company has requested that each Stockholder and any Stockholder Affiliate who currently is or who may in the future become the Beneficial Owner of any shares of Common Stock of the Company, and each Stockholder has agreed to and agreed to cause any such Stockholder Affiliate to, enter into this Agreement with respect to all Shares listed on Schedule A (which includes the Purchased Shares and warrants to purchase Shares) and any additional shares (the “Additional Shares,” and together with the Shares, the “Voting Shares”) of Common Stock of the Company that the Stockholder or any Stockholder Affiliate becomes the Beneficial Owner of or acquires the right to vote after the date of this Agreement, whether through contract, purchase, exercise of a warrant, option or right, or by way of a stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company or otherwise (“Other Securities”); and

WHEREAS, each Stockholder understands and acknowledges that the Company is entitled to rely on the truth and accuracy of such Stockholder’s representations contained herein and such Stockholder’s performance of the obligations set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth in this Agreement, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Voting Agreement.

(a)     At any meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) and in any other circumstances upon which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought, each Stockholder shall vote all Voting Shares, to the extent not already voted by the person(s) appointed pursuant to Section 2 of this Agreement, as instructed by the Board of Directors of the Company; provided, however, notwithstanding anything to the contrary herein, at all times during the term of this Agreement, the Stockholders shall retain the right to vote, in the aggregate, up to that number of issued and outstanding Voting Shares which are equal to or less than 15% of the issued and outstanding shares of Common Stock, as of the record date for any matter at which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought. For purposes of determining which Voting Shares in excess of 15% of the issued and outstanding shares of Common Stock, as of such record date, are subject to instruction for voting by and the grant of a proxy to the Board of Directors of the Company (the “Excess Shares”), the Excess Shares shall first consist of those Voting Shares held by the Stockholder with the largest number of issued and outstanding Voting Shares, and if such Voting Shares are less than the number of Excess Shares, shall then consist, in order, of those Voting Shares held by the Stockholders with the next largest number of issued and outstanding Voting Shares, until the number of Excess Shares shall be covered by the voting rights granted to the Board of Directors of the Company hereunder.

(b)     Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict each Stockholder from acting in a capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to each Stockholder solely in the capacity as a stockholder of the Company.

(c)     In the event that any Stockholder shall transfer any Voting Shares or Other Securities to a Person who shall not be a Stockholder or Stockholder Affiliate, then this Agreement shall terminate with respect to such Voting Shares or Other Securities; provided, however, for purposes of clarity, in the event that any Stockholder or Stockholder Affiliate shall acquire or reacquire Beneficial Ownership over such Voting Shares or Other Securities, then such Voting Shares and Other Securities shall be deemed subject to this Agreement.

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(d)     Any Person, who is not then a party to this Agreement, but who shall be or become a named reporting person in the Schedule 13G (or any amendments thereto), shall be deemed to be subject to this Agreement and shall be obligated to become a party to this Agreement as a Stockholder.

(e)     No Stockholder, nor any Affiliate of any Stockholder, shall have any liability with respect to the matters set forth in Section 1(a) above and the Company shall defend, indemnify and hold harmless each Stockholder and their Affiliates (each, an “Indemnified Party”) for any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the matters set forth in Section 1(a) above. Promptly after receipt by any Indemnified Party of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 1(e), such Indemnified Party shall notify the Company in writing of such claim or of the commencement of such action, but the omission to so notify the Company will not relieve it from any liability which it may have to any Indemnified Party under this Section 1(e) (except to the extent that such omission materially and adversely affects the Company’s ability to defend such action) or from any liability otherwise than under this Section 1(e).

Subject to the provisions hereinafter stated, in case any such action shall be brought against an Indemnified Party, the Company shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the Indemnified Party promptly after receiving the aforesaid notice from such Indemnified Party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Company to such Indemnified Party of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the Indemnified Party, in each case within a reasonable time after notice of commencement of the action), the Company shall not be liable to such Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that if (i) there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the Indemnified Party, for the same counsel to represent both the Indemnified Party and the Company or any affiliate or associate thereof, (ii) the employment of separate counsel for such Indemnified Party shall have been authorized in writing by the Company in connection with the defense of such action or (iii) the Company does not diligently defend the action after assumption of the defense in the reasonably opinion of such Indemnified Party, then in each case the Indemnified Party shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such Company; provided, however, that the Company shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all Indemnified Parties, which, counsel shall be designated by holders of the majority-in-interest of the then outstanding Voting Shares. In no event shall the Company be liable in respect of any amounts paid in settlement of any action unless the Company shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could reasonably have been a party and indemnification could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

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(f)     Nothing contained in this Agreement shall be deemed to vest in any Person any direct or indirect ownership or incidence of ownership of or with respect to any Voting Shares, other than the right to vote as set forth in Section 1(a) above. Except as specifically set forth herein, all rights, ownership and economic benefits relating the Voting Shares shall remain vested in and belong to such Stockholder.

2.          Irrevocable Proxy Coupled With Interest.

(a)     Each Stockholder hereby irrevocably designates and appoints the Board of Directors of the Company as such Stockholder’s sole and exclusive attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in such Stockholder’s name, to vote and exercise all voting and related rights (to the fullest extent such Stockholder is entitled to do so) with respect to the Voting Shares in accordance with Section 1(a) above at any meeting of the stockholders of the Company (including any adjournment(s), postponement(s) or continuation(s) thereof) and in any other circumstances upon which the vote, consent (including a written consent in lieu of a meeting), agreement or other approval of the stockholders of the Company is sought. The irrevocable proxy and power of attorney granted by each Stockholder pursuant to this Section 2 shall terminate on the earliest to occur of (i) June 7, 2019, (ii) the sale of all or substantially all of the assets of the Company or the consolidation or merger of the Company with or into any other business entity pursuant to which stockholders of the Company prior to such consolidation or merger hold less than 50% of the voting equity of the surviving or resulting entity, (iii) the liquidation, dissolution or winding up of the business operations of the Company and (iv) the filing or consent to filing of any bankruptcy, insolvency or reorganization case or proceeding involving the Company or otherwise seeking any relief under any laws relating to relief from debts or protection of debtors generally (the “Expiration Date”).

(b)     The irrevocable proxy and power of attorney granted by each Stockholder pursuant to this Section 2 is:

(i)     intended to be and shall be irrevocable to the full extent permitted by the Nevada Revised Statutes;

(ii)     coupled with an interest sufficient in law to support an irrevocable power; and

(iii)     granted in consideration of the Company granting the Rights Agreement Waiver, entering into this Agreement and incurring certain related fees and expenses.

(c)     Each Stockholder represents that any and all prior proxies or powers of attorney given by the Stockholder with respect to the voting of the Voting Shares that are, or are deemed by the Company in its sole discretion to be, inconsistent with the terms of this Agreement are not irrevocable, and any and all such prior proxies or powers of attorney are hereby revoked. Each Stockholder shall not grant any subsequent proxies or powers of attorney with respect to the voting of the Voting Shares that are, or are deemed by the Company in its sole discretion to be, inconsistent with the terms of this Agreement until after the Expiration Date.

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3.          Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to the Company as follows:

(a)     As of the date hereof, such Stockholder is the legal and Beneficial Owner of the number of Shares set forth opposite such Stockholder’s name on Schedule A hereto (which includes the Purchased Shares and warrants to purchase Shares), which Shares represent the only shares of capital stock of the Company legally or Beneficially Owned by the Stockholder or that the Stockholder has voting power over. Except as set forth on Schedule A, such Stockholder is not a party to any contract or agreement and owns no warrants, options or rights to purchase, subscribe for or otherwise acquire any securities of the Company. No person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares. The Shares are, and any Additional Shares will be, free and clear of any lien, charge, claim, security interest, proxy, power of attorney, encumbrance, voting trust or agreement, understanding or arrangement of whatever nature that would adversely affect, or be inconsistent or interfere with, such Stockholder’s ability to vote the Voting Shares in accordance with Section 1(a) above or such Stockholder’s ability to grant and the Board of Directors’ ability to exercise the irrevocable proxy and power of attorney pursuant to Section 2 above.

(b)     Such Stockholder has all requisite power, capacity and authority to enter into and perform this Agreement. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power, capacity and authority to enter into and perform this Agreement. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and to general principles of equity.

(c)     The execution, delivery and performance by such Stockholder of this Agreement:

(i)     is within such Stockholder’s powers, has been duly authorized by all necessary corporate, partnership, limited partnership, limited liability company or other similar action and requires no further action on the part of such Stockholder in order to be properly authorized;

(ii)     does not and will not violate, breach, result in a default under, conflict with, require a consent or waiver under or give rise to a right of termination, cancellation or acceleration with respect to:

(A)     any contract or agreement to which such Stockholder is a party or by which such Stockholder’s assets are bound;

(B)     any statute, rule or regulation applicable to such Stockholder; or

(C)     any judgment, injunction, order or decree binding on such Stockholder;

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except for such violations, breaches, conflicts or defaults that would not, individually or in the aggregate, have a material adverse effect on such Stockholder’s ability to vote the Shares in accordance with Section 1(a) above or such Stockholder’s ability to grant and the Board of Directors’ ability to exercise the irrevocable proxy and power of attorney pursuant to Section 2 above; and

(iii)     does not and will not result in the imposition of any lien, charge, claim, security interest or encumbrance on the Shares that would adversely affect, or be inconsistent or interfere with such Stockholder’s ability to vote the Shares in accordance with Section 1(a) above or such Stockholder’s ability to grant and the Board of Directors’ ability to exercise the irrevocable proxy and power of attorney pursuant to Section 2 above.

(d)     Such Stockholder is not aware or in possession of any material non-public information concerning the Company, any of the Company’s subsidiaries, the Company’s business or any of the Company’s projects.

(e)     The representations and warranties contained in this Agreement are accurate in all respects as of the date of this Agreement.

4.          Covenants of the Stockholders.

(a)     Except as provided in this Agreement, each Stockholder shall not, during the term of this Agreement, without the prior written consent of the Company, directly or indirectly:

(i)     grant any proxies or powers of attorney or enter into any voting trust or agreement, understanding or arrangement of whatever nature with respect to the voting of the Voting Shares with respect to the matters set forth in Section 1(a) above or that would adversely affect, or be inconsistent or interfere with such Stockholder’s ability to vote the Voting Shares in accordance with Section 1(a) above or such Stockholder’s ability to grant and the Board of Directors’ ability to exercise the irrevocable proxy and power of attorney pursuant to Section 2 above;

(ii)     pledge, encumber or create a lien, whether voluntarily or involuntarily or by operation of law, that would adversely affect, or be inconsistent or interfere with such Stockholder’s ability to vote the Voting Shares in accordance with Section 1(a) above or such Stockholder’s ability to grant and the Board of Directors’ ability to exercise the irrevocable proxy and power of attorney pursuant to Section 2 above; or

(iii)     take any other action that would adversely affect, or be inconsistent or interfere with such Stockholder’s ability to vote the Voting Shares in accordance with Section 1(a) above or such Stockholder’s ability to grant and the Board of Directors’ ability to exercise the irrevocable proxy and power of attorney pursuant to Section 2 above.

(b)     Each Stockholder shall cause any Stockholder Affiliate who currently is or who may in the future become the Beneficial Owner of any shares of Common Stock of the Company to execute, deliver and agree to become bound by and subject to the terms and conditions of this Agreement with respect to all such shares of Common Stock of the Company. Any purported transfer of Voting Shares or Other Securities by each Stockholder to a Stockholder Affiliate in violation of this covenant shall be void and of no force or effect, and no such transfer shall be made or recorded on the books of the Company.

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(c)     Each Stockholder acknowledges that it is aware that U.S. securities laws would prohibit any person who has material non-public information about a company from purchasing or selling, directly or indirectly, securities of such company (including entering into hedge transactions involving such securities), or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Each Stockholder will not use or permit any third party to use, and will use its best efforts to assure that no Stockholder Affiliate uses or permits any third party to use, any Confidential Information (as defined below) of the Company in contravention of U.S. securities laws. Each Stockholder will not trade on or otherwise use any Confidential Information for personal gain, and will use its best efforts to assure that no Stockholder Affiliate trades on or otherwise uses any Confidential Information for personal gain. This Agreement does not grant any Stockholder or Stockholder Affiliate any right in or to the Confidential Information under any intellectual property principles or laws. For purposes of this Agreement, “Confidential Information” means:

(i)     any non-public information disclosed by Company to the Stockholder, either directly or indirectly, in writing, orally or by examination of tangible objects:

(A)     that has been designated by Company as “confidential,” either in writing or orally, prior to, at or promptly after the time of disclosure or that the Stockholder or Stockholder Affiliate clearly understands by the nature of the information to be confidential, proprietary information of Company (collectively, “Disclosed Information”); and

(B)     any information derived by the Stockholder or Stockholder Affiliate, either directly or indirectly, through examination of the Disclosed Information.

Confidential Information does not include information that is or becomes publicly known without any breach of this Agreement or that is independently developed by the Stockholder without use of any Confidential Information. The Stockholder or Stockholder Affiliate shall bear the burden of establishing the applicability of this exception by competent evidence.

(d)     Each Stockholder agrees and acknowledges, that to the extent that it is the holder of warrants (the “Warrants”) to purchase shares of Common Stock which were originally issued in connection with a private placement of securities of the Company pursuant to the terms and conditions of a Securities Purchase Agreement with the Company, dated November 12, 2009, which Warrants include an anti-dilution provision (Section 3(b) – Subsequent Equity Sales) which requires an adjustment to the exercise price and the number of shares of Common Stock issuable upon the exercise of such Warrants in the event of a “Dilutive Issuance” (as such term is defined in the Warrant), that such Stockholder hereby waives the rights granted to such Stockholder under such Section 3(b) which may result from the transactions contemplated by the Purchase Agreement, that a Dilutive Issuance shall be deemed not to have occurred and that no adjustments shall result to the exercise price or the number of shares of Common Stock issuable upon the exercise of such Warrants as a result from the transactions contemplated by the Purchase Agreement.

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5.          Legend. To the extent any Voting Shares are in certificated form, such certificates shall be imprinted with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND IRREVOCABLE PROXY, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY AND IS AVAILABLE UPON REQUEST, AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO HAVE AGREED TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH VOTING AGREEMENT AND IRREVOCABLE PROXY. ANY ATTEMPTED SALE, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE NOT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT AND IRREVOCABLE PROXY SHALL BE VOID AND OF NO FORCE AND EFFECT.”

6.          Further Assurances. The Stockholders will each execute and deliver or cause to be executed and delivered all further documents and instruments and take such reasonable further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

7.          Specific Performance. The parties hereto agree and each Stockholder expressly acknowledges that the Company may be irreparably damaged if for any reason any Stockholder fails to perform any of its obligations under this Agreement, and that the Company may not have any adequate remedy at law for money damages in such event. Accordingly, each Stockholder agrees that in the case of the failure of any Stockholder to perform the Company shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder, and further agrees that any such specific performance and injunctive and/or other equitable relief, in addition to remedies at law or damages, is the appropriate remedy for any such failure to perform, and further agrees that such Stockholder will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Company’s seeking or obtaining such equitable relief. This provision is without prejudice to any other rights that the Company may have against any Stockholder for any failure to perform its obligations under this Agreement.

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8.          Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed duly delivered on the date of receipt, if delivered by hand, or one business day after it is sent by receipt – confirmed telecopy or via a reputable nationwide overnight courier service for next business day delivery:

(a) if to the Company, to:

#120 - 2441 West Horizon Ridge Pkwy.
Henderson, Nevada 89052
Facsimile: (702) 939-5249
Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Baker & Hostetler LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, California 90025
Facsimile: (310) 820-8859
Attention: Jeffrey P. Berg, Esq.

(b) if to Stockholder, to the address set forth for the Stockholder on the signature page of this Agreement,

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Facsimile: (212) 872-1002
Attention: Ryan M. Katz, Esq.

Any party may give any notice, request, demand, claim, or other communication hereunder using any other means (including expedited courier, messenger service, telecopy, mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

9.          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may assign its rights and obligations to any affiliate of the Company and provided, further, that no Stockholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the Company.

10.          Entire Agreement; Amendments; Waiver. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by the parties hereto. No waiver of any provision hereof by any party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

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11.          Severability. If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provisions not held invalid or unenforceable and the application of such provisions to persons or circumstances other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

12.          Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties agree that jurisdiction of any dispute which may arise under this Agreement shall lie in the District Court for the County of Clark, State of Nevada. The prevailing party in any legal action arising under or relating to this Agreement shall be entitled to recover costs, expenses and reasonable attorneys’ fees (including on appeal) from the non-prevailing party.

13.          Construction. The parties agree that each of them and/or their respective counsel has reviewed and had the opportunity to revise this Agreement and, therefore, the Agreement shall not be construed against the party preparing it, but shall be construed as if both parties jointly prepared this Agreement and any uncertainty and ambiguity shall not be interpreted against any one party.

14.          Headings. The headings and captions used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

15.          Counterparts. The parties may execute this Agreement in counterparts and may deliver such counterparts by e-mail or facsimile, each of which is deemed an original, but all of which together constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

“COMPANY”	“STOCKHOLDER”

SEARCHLIGHT MINERALS CORP.	(Individual)
a Nevada corporation
By:
By:	Name:
Name: Martin B. Oring
Title: Chief Executive Officer	(Entity)

Entity Name:
By:
Name:
Title:

Address:

Telephone:
Facsimile:
E-Mail:

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